                                                                    Exhibit 99.1

                                               NEWS RELEASE

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846 N. Mart-Way Court, Olathe, Kansas 66061            Phone: 913-647-0158
                                                       Fax:   913-647-0132

       investorrelations@elecsyscorp.com

                 ELECSYS CORPORATION REPORTS FOURTH QUARTER AND
                        FISCAL YEAR-END FINANCIAL RESULTS

Olathe,  Kansas  (July  23,  2008) -  Elecsys  Corporation  (AMEX:  ASY),  today announced  its  financial  results for the fourth  quarter and fiscal year ended
April 30, 2008.

Sales for the quarter were $6,894,000,  an increase of $1,716,000,  or 33%, from the comparable  period of Fiscal 2007. For the fiscal year ended April 30, 2008, sales were $23,418,000,  an increase of $3,609,000, or 18%, from the fiscal year ended  April 30,  2007.  The  increase  in sales for the quarter and fiscal year resulted from  substantial  sales growth at NTG as well as the additional  sales generated by our new Radix subsidiary.

Sales at NTG were $3,692,000, an increase of 306% from the previous fiscal year.
As noted in the  previous  period,  continuing  demand for NTG's new  WatchdogCP products as well as for communication  technology upgrades for existing products were the primary  drivers of the increase in NTG sales.  Total sales reported at
DCI decreased approximately  $1,346,000 from the prior fiscal year because sales reported at DCI no longer  include sales made to its new Radix  subsidiary.  The prior  year  included  sales of  $4,454,000  to the former  Radix  International
Corporation.  Sales at our Radix Corporation  subsidiary were $3,249,000 for the seven-month  period from the  acquisition in September 2007 through the close of the fiscal year ended April 30, 2008.

Total consolidated backlog at April 30, 2008 was $5,166,000 as compared to total backlog of $10,403,000 on April 30, 2007. Backlog no longer includes orders with our Radix subsidiary as it had in past years when it was a separate company.

Gross  margin was  approximately  37% of sales,  or  $2,523,000,  for the fourth quarter ended April 30, 2008 as compared to 28% of sales, or $1,429,000, for the fourth  quarter  ended April 30,  2007.  For the fiscal  year ended 2008,  gross margin was 35%, or  $8,236,000,  compared to 30%,  or  $5,851,000,  for the 2007 fiscal year. Our  improvement  in  consolidated  gross margin  resulted from the increase  in sales  volumes  at NTG and Radix  with  their mix of higher  margin proprietary equipment, service contract revenues and network messaging fees.

Operating income for the quarter was $690,000, an increase of 69% as compared to
$408,000 for the same quarter in the prior year. For the fiscal year ended April
30, 2008,  operating  income was $1,710,000,  approximately  12% higher than the
$1,528,000 reported in Fiscal 2007.

Income tax expense  totaled  $304,000 for the quarter  ended April 30, 2008,  as compared  to an income tax  benefit of $2,000 for the  quarter  ended  April 30,
2007.  The difference was due to accrued income tax expense for the quarter plus an additional  $97,000 of state income tax expense as a result of adopting a new accounting  standard.  For the  quarter  ended April 30,  2007,  the Company had recorded income tax expenses and adjustments that ultimately  generated a $2,000 income tax benefit.

Net income was $263,000, or $0.08 per diluted share, for the quarter ended April
30, 2008.  For the quarter  ended April 30, 2007,  net income was  $326,000,  or
$0.09 per  diluted  share.  For the fiscal  year  ended  April 30,  2008,  which included acquisition expenses of over $50,000, net income was $688,000, or $0.20 per fully diluted  share.  During Fiscal 2007,  there was a $324,000 gain on the sale of the former  facility and net income was  $1,046,000,  or $0.31 per fully diluted share.

"We are very  pleased to report the  results  of the fourth  quarter  and fiscal year-end, which included continued growth in both sales and gross margins due to the  continuing  demand for the  products  and  technology  provided  by NTG and
significant   sales   opportunities   resulting   from  our  addition  of  Radix
Corporation," said Karl Gemperli, chief executive officer.

"We believe NTG's proprietary Pipeline WatchdogCP has been very well-received in the energy infrastructure industry," Gemperli added. "As a result, NTG more than tripled its sales over the prior  fiscal year.  The  addition of Radix  products provides the company  with an  opportunity  to  diversify  into new domestic and international  markets and  represents  great  potential  for growth.  DCI,  the company's  largest  subsidiary  continues to deliver  quality  products to niche markets and we expect that its  specialized  expertise in electronic  design and manufacturing  services  should  permit  it to  continue  to  experience  steady growth."

Gemperli concluded, "Fiscal 2008 was another record year for Elecsys Corporation with an increase of over 18% in consolidated  sales and a record gross margin of
35%, based on the strength of our proprietary products,  diversified product mix and  customer  base.  We  look  forward  to  continued  growth  from  all  three subsidiaries  and expect  increased  sales  opportunities  for our  products and services going forward."

About Elecsys Corporation
Elecsys Corporation  operates three wholly owned  subsidiaries,  DCI, Inc., NTG,
Inc., and Radix  Corporation.  DCI provides  electronic design and manufacturing services for original equipment manufacturers in the aerospace,  transportation, communications,  safety,  security and other industrial product industries.  DCI has  specialized  expertise  and  capabilities  to integrate  custom  electronic assemblies with a variety of innovative display and interface technologies.  NTG designs,  markets,  and provides remote

monitoring  solutions  for the gas and oil  pipeline  industry  as well as other industries that require remote monitoring.  Radix develops,  designs and markets ultra-rugged handheld computers,  peripherals and portable printers. The markets served by its products include utilities,  transportation logistics, traffic and
parking   enforcement,   route   accounting/deliveries,   and   inspection   and
maintenance. For more information, visit our website, www.elecsyscorp.com.

Safe-Harbor Statement
The  discussions  set forth in this press  release may  contain  forward-looking comments  based on  current  expectations  that  involve  a number  of risks and uncertainties.  Actual results could differ  materially  from those projected or suggested in the forward-looking  comments.  The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys  Corporation's  SEC filings,  including the Form 10-KSB for the year  ended  April 30,  2008.  The  reader  is  cautioned  that  Elecsys
Corporation  does not have a policy  of  updating  or  revising  forward-looking statements  and thus he or she should not assume that silence by  management  of
Elecsys  Corporation  over time means that  actual  events  are  bearing  out as estimated in such forward-looking statements.

                                      # # #

Investor Relations Contact:    Todd A. Daniels
                               Elecsys Corporation
                               (913) 647-0158, Phone
                               (913) 647-0132, Fax
                               investorrelations@elecsyscorp.com

Media Inquiries Contact:       Shelley Bartkoski
                               Hagen and Partners
                               (913) 642-3715
                               sbartkoski@hagenandpartners.com

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Three Months Ended                     Year Ended
                                                             April 30,                          April 30,
                                                       2008             2007             2008             2007
                                                       ----             ----             ----             ----
Sales                                                    $6,894           $5,178          $23,418           $19,809
Cost of products sold                                     4,371            3,749           15,182            13,958
                                                   -------------    -------------    -------------    --------------
Gross margin                                              2,523            1,429            8,236             5,851

Selling, general and administrative
  expenses                                                1,833            1,021            6,526             4,323
                                                   -------------    -------------    -------------    --------------

Operating income                                            690              408            1,710             1,528

Financial income (expense):
  Interest expense                                        (124)             (86)            (491)             (310)
  Gain on sale of Lenexa facility                            --               --               --               324
  Interest income                                             1                2               20                11
                                                   -------------    -------------    -------------    --------------
                                                          (123)             (84)            (471)                25
                                                   -------------    -------------    -------------    --------------

Income before income taxes                                  567              324            1,239             1,553

Income tax expense (benefit)                                304              (2)              551               507
                                                   -------------    -------------    -------------    --------------

Net income                                                 $263             $326             $688            $1,046
                                                   =============    =============    =============    ==============

Net income per share information:
  Basic                                                   $0.08            $0.10            $0.21             $0.32
  Diluted                                                 $0.08            $0.09            $0.20             $0.31

Weighted average common shares outstanding:
   Basic                                                  3,285            3,285            3,285             3,259
   Diluted                                                3,444            3,435            3,452             3,402